TRI CITY BANKSHARES CORPORATION

                                  PRESS RELEASE
                                       FOR
                                   STOCK SPLIT




February 13, 2003
Oak Creek, Wisconsin



Tri City Bankshares Corporation announced today that the Board of Directors has approved a 3 for 1 stock split of the company's common shares.

The split will be effected by issuing two additional shares of common stock for every one share of common stock held. The additional shares will be distributed as soon as practical after March 3, 2003 to holders of record at the opening of business on February 28, 2003.

Henry Karbiner, Jr., Chairman, President and CEO of Tri City Bankshares Corporation said "The stock split, and the resulting adjustment to the market price for Tri City Bankshares Corporation stock is intended to benefit the corporation's existing and future shareholders by promoting liquidity in the trading market for our stock. The stock split along with this year's 11.6% dividend increase reflect the confidence of Tri City Bankshares Corporation's Board and management in our business prospects going forward."

Certain matters discussed in this release may constitute forward looking statements involving risks, uncertainties and other factors that may cause the actual performance of Tri City Bankshares Corporation to be materially different from the performance indicated or implied by such statements.